UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 31, 2014

Geeknet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11216 Waples Mill Road, Suite 100
Fairfax, VA 22030
(Address of principal executive offices, including zip code)

(877) 433-5638
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K (the "Original Form 8-K") filed by Geeknet, Inc. (the "Company") with the Securities and Exchange Commission on August 6, 2014. The Original Form 8-K announced the completion of the Company's acquisition of substantially all the assets of Treehouse Brand Stores, LLC ("Treehouse") and the assumption of certain related liabilities, pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement") with Treehouse and Jed Seigle, the sole manager and 98% owner of Treehouse. At that time, the Company stated in the Original Form 8-K that it intended to file the required financial statements and pro forma financial information within 71 days from the date that such report was required to be filed. This Current Report on Form 8-K/A amends Item 9.01 of the Original Form 8-K to present certain financial statements of Treehouse and to present certain unaudited pro forma financial statements of the Company in connection with the acquisition. The financial statements and unaudited pro forma financial statements are filed as exhibits hereto and incorporated by reference. All of the other information in the Original Form 8-K remains the same and is hereby incorporated by reference into this Current Report on Form 8-K/A.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description
23.1	Consent of Independent Auditors
99.1	Treehouse Brand Stores, LLC Audited Financial Statements for the Year Ended December 31, 2013
99.2	Treehouse Brand Stores, LLC Unaudited Financial Statements for the Six Months Ended June 30, 2014
99.3	Unaudited Pro Forma Consolidated Financial Statements of Geeknet, Inc. as of June 30, 2014, for the Six Months Ended June 30, 2014, and for the Year Ended December 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEEKNET, INC.
a Delaware corporation

By:	/s/ Julie Pangelinan
Julie Pangelinan
Executive Vice President, Chief Financial Officer

Date:  October 15, 2014